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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 6 to the registration statement on Form N-1A (the "Registration Statement") of our report dated March 1, 1996, relating to the statement of assets and liabilities of the Australia Index Series, the France Index Series, the Germany Index Series, the Hong Kong Index Series, the Italy Index Series, the Japan Index Series, the South Africa Index Series, the UK Index Series, and the US Index Series, (nine separate portfolios constituting The CountryBaskets-SM- Index Fund, Inc.), which report appears in such Statement of Additional Information and to the incorporation by reference of our report in the Prospectus constituting part of this Registration Statement. We also consent to the references to us under the heading "Counsel and Independent Accountants" in such Statement of Additional Information.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
March 1, 1996